                                             AGREEMENT


                                              between


                                    VANDERBILT GOLD CORPORATION


                                                 &


                              COMPANIA MINERA ROSARENCE S. A. de C. V.



























                                            Exhibit 10.1

Note: The following agreement makes reference to Exhibits "B" and "C". These exhibits or the documents to which they relate have not been created as of the date of the filing of this Form 10-KA. Exhibit "A" which was in Spanish has been translated into English and is attached as required.

                                   AGREEMENT

THIS AGREEMENT is made as of January 13, 1995 (the "Effective Date") by and between VANDERBILT GOLD CORPORATION, a Delaware Corporation, ("VANDERBILT") whose address is 4625 Wynn Road, Ste 100, Las Vegas, Nevada 89103, facsimile telephone number 702-362-8313, and Compania Minera S.A. de C.V. ("ROSARENCE"), a Mexican Corporation of Culiacan Sinaloa, Mexico, whose address is Carratera Culiacan-Eldorado KM 0.600 Interior 3, Culiacan, Sinaloa, Mexico, facsimile telephone number 011-52-696-50306.

                                    RECITALS

ROSARENCE is the owner of a certain mineral exploration concession located in Durango, Mexico, which is more particularly described in the attached Exhibit "A" (the "CONCESSION"). ROSARENCE and VANDERBILT each desire to enter into an agreement whereby VANDERBILT agrees to fund certain development and exploration activities to be performed by ROSARENCE and by which VANDERBILT acquires an option to purchase a portion of the CONCESSION from ROSARENCE. In turn, ROSARENCE, during the term of this Agreement, will act as the operator of the CONCESSION under the direction of a management committee comprised of representatives of VANDERBILT and ROSARENCE. This agreement is intended to be legally binding but the parties recognize that they may be required under Mexican law to enter into a more formal agreement to give full effect to the rights and obligations of both parties.

     1. Grant of Option. ROSARENCE hereby grants to VANDERBILT an exclusive and irrevocable option to purchase that portion of the CONCESSION, described in Exhibit B, attached hereto (the "Target"), including all equipment purchased pursuant to this agreement and as part of said option grants to VANDERBILT the option to purchase all of the shares of ROSARENCE as part of the same purchase and for no additional consideration. The purchase of ROSARENCE shall be solely the shell corporation and the TARGET and all equipment purchased Pursuant to this Agreement.

     2. Term. The term of the option granted hereby shall be for one year from January 13, 1995.

     3. Consideration. The consideration for the grant of the option is as follows:

         a. VANDERBILT shall pay or contribute to ROSARENCE the sum of $200,000 as follows:

              (1) VANDERBILT has delivered to ROSARENCE, F.O.B. Nogales, Arizona, one Caterpillar D8K bulldozer, Serial No. 77VI5809 (the "Bulldozer" herein), and the parties have agreed that the reasonable value of the Bulldozer is $55,000.00 which shall be credited towards VANDERBILT'S obligation hereunder,

               (2) Upon execution of this Agreement, VANDERBILT will pay the sum of $25,000.00 to ROSARENCE;

               (3) VANDERBILT will thereafter make four quarterly payments of $30,000.00 each to ROSARENCE with the first payment due on or before April 1, 1995, and the remaining payments due on or before July 1, 1995, October 1, 1995 and the final payment on or before January 1, 1996.

          b. VANDERBILT shall provide $400,000.00 for the exploration and development of the CONCESSION during a term of one year from and after the execution of this Agreement to be expended in the manner provided by Section 5 of this Agreement.

     4. Exercise of Option. VANDERBILT may exercise its option to purchase the Target and all of the shares of ROSARENCE at any time during the term of this Agreement by notifying ROSARENCE in writing of its intent to exercise its option and by transferring to ROSARENCE (within a reasonable time thereafter) the amount of 1,800,000 (one millon eight hundred thousand) shares of VANDERBILT restricted common shares which shall be deemed a private placement, however, said shares shall be freely transferable within 45 days from the date of issuance.

          At the time of such issuance of the shares, the shares shall have a value of not less than $1.00 (U.S.) as determined by the average of the bid/ask price on the electronic bulletin board trading system for VANDERBILT unrestricted common shares in the United States for the preceding week. If the value of each share is less than $1.00, ROSARENCE may elect to receive the remainder of the purchase price in cash or by additional shares of VANDERBILT stock. If ROSARENCE elects to receive the remainder of the purchase price in cash, such funds shall be paid to ROSARENCE in equal monthly installments beginning (90) days from and after closing and paid over the following twelve (12) month period. Until the purchase price is paid in full, title to the Target shall be held in trust and released to VANDERBILT upon its completion of the payment of the purchase price. If VANDERBILT exercises its option prior to completion of its payments to ROSARENCE as specified in Section 3 hereof, VANDERBILT shall pay any remaining amounts due under Paragraph a of Section 3 to ROSARENCE at closing and any unexpended funds for exploration and development required under paragraph b of Section 3 or otherwise accumulated in such account as a result of the activities of ROSARENCE as operator, shall, at the election of VANDERBILT, be paid to ROSARENCE at closing or paid to ROSARENCE, as the operator, to complete the performance of the work plan for the Concession established under Section 5 during the period remaining under the term of this Agreement.

     5. Operation of CONCESSION. The CONCESSION shall be operated in the following manner:

          a. ROSARENCE shall be the operator of the CONCESSION pursuant to a work plan attached hereto as Exhibit "C". A management committee, including an equal number of representatives from VANDERBILT and ROSARENCE, shall meet monthly to review administrative and operations issues.

          b. A bank account will be set up for the amounts contributed by VANDERBILT for the purpose of exploration, development and production and the revenues from production shall be maintained in a bank account mutually acceptable to both parties. Disbursements shall only be made upon checks requiring the signatures of both parties, provided however, that an operating account shall be established for ROSARENCE requiring only the signature of ROSARENCE, into which account execution of the Agreement, VANDERBILT shall deposit $40,000.00 and shall thereafter replenish such funds an a monthly basis sufficient to meet the ongoing expenses required during the upcoming month as determined by the management committee as its regular monthly meeting but in any case the balance shall not be less than $40,000.00 at the beginning of each month during the one-year exploration and development term until the aggregate amount so deposited by VANDERBILT equals $400,000.00. Any revenues from operations on the CONCESSION during the term of this Agreement shall be deposited by ROSARENCE into such account and reinvested in further exploration and development of the CONCESSION, and shall be over and above the funding required of VANDERBILT under paragraph b of Section 3.

          c. If any disagreement arises between the parties in the conduct of ROSARENCE'S activities as manager hereunder that the parties cannot resolve by mutual agreement after thirty (30) days, the matter shall be submitted to a single Arbitrator, mutually agreeable to both parties, under the following procedure:

               Each party shall submit its arguments in writing to the Arbitrator within 10 days after submission of the matter to arbitration with a copy to the other party. The parties shall then have five (5) days to file a response to each other's arguments. The Arbitrator may then conduct such interviews or make other inquiries as the Arbitrator in its sole judgment deems appropriate and shall provide a written decision within ten (10) working days after the time for delivery of the responses to the arguments. The decision of the Arbitrator shall be final.

     6. Representations of ROSARENCE. ROSARENCE represents that to the best of its knowledge and belief:

          a. There is no condition or impediment that legally prevents it from entering into this agreement.

          b.   There are no liens or encumbrances against the CONCESSION.

          c. There are no environmental problems, no reclamation problems, no existing labor disputes nor any labor contracts nor any other legal or governmental matters that would significantly impair the ability of ROSARENCE or VANDERBILT to explore, develop, process minerals and produce minerals from the CONCESSION.

          d. ROSARENCE has clear title to the CONCESSION and that it may legally transfer the Target to VANDERBILT upon the exercise by VANDERBILT of its option hereunder.

     7. VANDERBILT'S Due Diligence. VANDERBILT has been previously provided with information concerning title to the CONCESSION. VANDERBILT may continue, at its own expense, to conduct whatever investigations and inquiries it deems necessary related to their examination of title and other legal matters during a period not to exceed thirty (30) days from and after the execution of this Agreement. If VANDERBILT identifies any legal defects that would impair the security of its investment or the ability to mine and process ore from the Target it shall notify ROSARENCE of same. If ROSARENCE cannot cure such defect or defects within fifteen days of notification of same, then VANDERBILT shall have the option to cancel this Agreement without further obligation and shall be entitled to the return of the Bulldozer delivered to ROSARENCE (in the same or better condition than when delivered to ROSARENCE) under paragraph a of Section 3 of this Agreement, or at the election of ROSARENCE, the reasonable value of the Bulldozer) together with the payment in U.S. Dollars of any and all amounts paid to ROSARENCE under this Agreement.

     8. Geological Information. ROSARENCE has previously delivered or communicated to VANDERBILT certain geological and engineering information including reserve ore calculations regarding the CONCESSION. ROSARENCE makes no representations as to the validity of accuracy of such information, calculation or any conclusions that might be inferred therefrom and shall not be responsible for any loss or damage suffered by VANDERBILT in reliance upon such information. VANDERBILT acknowledges that such information was supplied as a courtesy by ROSARENCE and at the request of VANDERBILT and that the decision of VANDERBILT to enter into this Agreement was not solely based upon the information supplied by ROSARENCE or any statements make by employees, consultants, or other representatives for or on behalf of ROSARENCE, but solely upon the investigations and testing conducted by VANDERBILT.

     9. Default by VANDERBILT. If VANDERBILT shall fail to make any of the quarterly payments under paragraph a of Section 3 or fails to meet any cash calls under the terms of paragraph b of Section 3, ROSARENCE shall send written notice of said default to VANDERBILT. If VANDERBILT does not cure said default within 10 days of receipt of said notice, this Agreement shall terminate without any further notice from ROSARENCE, If this Agreement is so terminated, all consideration therefore paid to ROSARENCE by VANDERBILT shall be retained by ROSARENCE as liquidated damages for VANDERBILT'S default hereunder, provided, however, if VANDERBILT'S failure hereunder results from failure to meet cash calls under paragraph b of Section 3, and VANDERBILT has paid not less that Three Hundred Thousand Dollars ($300,000.00) in such cash calls prior to the default, VANDERBILT may nevertheless exercise its option and defer payment of such delinquent cash calls for a period of not to exceed two (2) years from and after the exercise of its option. During the period when such delinquency is being made up, title to the Target shall be held in trust for either transfer to either (1) VANDERBILT upon its completion of funding during the two-year period, or (2) ROSARENCE upon VANDERBILT'S failure to complete such funding within the two-year period.

     10. Effect of Agreement. Upon execution of this Agreement, it shall be binding upon the parties unless and until the parties agree to a more formal agreement if the same is deemed advisable by Mexican legal counsel to accomplish the intention of the parties under the laws of Mexico. This Agreement supersedes all prior agreement or understandings between the parties.

     11.  General Provisions.

          a. The rights of VANDERBILT in this Agreement shall not be assigned without having first obtained the written consent of ROSARENCE which consent shall not be unreasonably withheld. The rights of ROSARENCE in this Agreement shall not be assigned without having first obtained the written consent of VANDERBILT which consent shall not be unreasonably withheld.

          b. Any notice or communication required or permitted hereunder shall be effective when personally delivered or deposited, postage prepaid, with Federal Express or DHL (or any other courier as the parties may agree on in advance) to the addressed specified above. Any such notice shall be effective three(3) days after deposit with such a courier. Any party may, by notice given to the other as given aforesaid, change its mailing address for future notices.

          c. All references to payment of money in this Agreement shall be in UNITED STATES DOLLARS.

     12. Further Assurances. The parties intend that this Agreement be a binding and enforceable contract, but they further understand that it may be necessary to enter into other further agreements to memorialize or otherwise give legal effect to the terms and conditions of this Agreement and agreed to do so. If any provision of this Agreement is in violation of the laws of Mexico, such invalidity shall not effect the remainder of this Agreement and such remaining portions of this Agreement shall be interpreted to give the maximum possible effect to the intention of the parties to sell the Target while maintaining for the parties the economic benefit expressed herein.

     13. Final Agreement. This Agreement is the only Agreement between the parties and supersedes any and all prior Agreements and supersedes any and all oral and written communications between the parties. This Agreement may be modified solely by a writing signed by both parties.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.



                                             VANDERBILT GOLD CORPORATION

          Dated 1-13, 1995                   /S Howard T. Urband
                                                  Vice President


                                             ROSARENCE

          Dated 1-13, 1995                   /S Alejandro Canelos
                                                  President

                                   EXHIBIT A

                                       TO


                                   AGREEMENT

                                    between


                          VANDERBILT GOLD CORPORATION


                                       &


                    COMPANIA MINERA ROSARENCE S. A. de C. V.

                                   EXHIBIT A

                                   _________

                            United States of Mexico

              Department of Energy, Mines and Semi-State Industry

                           General Division of Mines


                                     TITLE


                                       OF

                               MINING CONCESSION

                                FOR EXPLORATION

Number                             Agency                File Number
195880                           Culiacan, Sin                8140


                                 Concessionaire
                         Cia. Minara La Rosarence, S.A.

                                      Year
                                      1992

              Issued in Mexico, D.F., on September 23, 1992
              The Assistant Secretary of Mines and Basic Industry
                         Engineer Alfredo Elias Ayub


              After registering folio 763 of the respective book.

              Mexico, D.F., on September 23, 1992.

              The General Director of Mines (signed) Jose I. Villanueva Lagar.

              Registered under No. 440, on folio 111 of volume 270 of the general Book of Mining Concessions of the Public Registry of Mines.

              Mexico, D.F., on November 23, 1992.

              The Registrar, (signed) Ines Acevedo Solis.


              (There is a round seal of the Department of the Ministry of Mines and Semi-State Industry, General Division of Mines, Public Registry of Mines, Mexico, D.F.)

                             OBLIGATIONS AND RIGHTS

The beneficiary of this concession will have the rights that the current Law of Mines and its Regulations establish and it will be subject to obligations included in the same ordinance and those that shall be established in this title.

                     CAUSES OF EXPIRATION AND CANCELLATION

Causes of expiration of the mining concessions for exploration include the following:

I.       Failure to pay fiscal taxes on the mining concession;

II.      Failure to execute the works and the investments to which article 50, section II, refers in the periods and under the conditions set in the respective title;

III.     Not confirming the execution of the works and the investments to which article 50, section III refers, in the periods and under the conditions set in the respective title;

IV. Altering the capital structure of the beneficiary company in such a way that the part subscribed by Mexicans is less than the average prescribed by articles 12 and 13 of the law.

V. That the concessionaire, after having obtained the concession, has changed its nationality, and

VI. Transmitting the concession without the prior and express authorization of the Secretary, under the terms of the Mining Law and its Regulations.

Causes of annulment of the mining concessions for exploration include the following:

I. That the title of the mining concession totally covers land that is not free under the terms of Article 19 of the Law, and

II. That upon obtaining the concession, a foreign physical person has identified himself as Mexican.

                   SUBSTANCES WHOSE EXPLORATION IS AUTHORIZED

This title covers the land that is bounded by the perimeter of the lot given in concession after respecting the land that is not free at the time of presentation of the application, which lies within this perimeter and only authorizes the exploration to the substances expressly assigned in it, and its beneficiary may dispense of them, provided that he shall obtain them in this exploration.

It is expressly stipulated that in no case may substances be exploited under the coverage of this title are governed by their respective regulations; such as rocks, gravel and sand used for construction; limestone, marble, onyx, etc., or substances that are incorporated in National Mining Reserves.

This concession terminates on September 22, 1995.

                              Title Number 195880

The Secretary of Energy, Mines and Semi-State Industry in representation of the Constitutional President of the United States of Mexico, pursuant to the Constitutional Regulatory Law of Article 27 in mining matters, without prejudice to third parties who may have greater rights, subject to the rights, and obligations that the mentioned law and its regulations indicate, issues this title of Mining Concession for Exploration according to the information that is contained below.

CONCESSIONAIRE, CIA, MINERA LA ROSARENCE, S.A. DE C.V.

TYPE OF CONCESSION: Exploration.

NAME OF THE LOT:  "La Sierra".

SUBSTANCES TO BE EXPLORED:  Gold, Silver, Lead, Copper, Zinc, Tungsten,
Antimony.

THE AREA COVERED BY THIS TITLE WILL BE THAT WHICH RESULTS AFTER RESPECTING THE LAND THAT IS NOT FREE AT THE TIME OF PRESENTATION OF THE RESPECTIVE APPLICATION AND NEVER GREATER THAN: 49,800 Hectares.

STATE, MUNICIPALITY AND LOCATION: Tamazula, Durango, in the hills of Empacho, Santa Cruz, Pito Real, El Ugualamo and Los Volcanes, Communal Land of Colomo, El Palmar and Agua Caliente.
Geographical Coordinates: Latitude: N 24 degrees 41' 40" Longitude W.S. 106 degrees 32' 45".

                                    LOCATION

Starting Point: Landmark of 0.6m X 0.6m, of section and 1.00 m altitude, located in the North foothill of Loma del Empacho; to the west is Rancho Boca de Arroyo, to the South Loma de la Cruz and to the North, Cerro de las Ahujas.

Landmarks                               Especially Constructed
Relationship of the landmark.           West and 10,500 m.
of the location to the starting
point.

Relationship of the starting            East and 500m.
point to point 1 of the
perimeter

Sides       Directions            Lengths      Adjacent property
_____       __________            _______      _________
1 - 2       North                 20,000m.     Free Land
2 - 3       East                  20,000m.     Free Land
3 - 4       South                 20,000m.     Free Land
4 - 5       East                   4,900m.     Free Land
5 - 6       South                 20,000m.     Free Land
6 - 7       West                  14,900m.     Free Land
7 - 1       North                 20,000m.     Free Land

Line of sight taken from starting point to:
Mezcalera Hill                        SW 69 degrees 38'
Santa Cruz Hill                       SE 18 degrees 30'
Pito Real Hill                        SE 75 degrees 06'

                         Certification of Translation

                               From the Spanish


    I, John F. Jordan, Jr., President of Vanderbilt Gold Corporation, do hereby certify that the foregoing translation in English of Exhibit A to the Agreement between Vanderbilt Gold Corporation and Compania Minera Rosarence S. A. de C. V. is a fair and accurate translation into English.





    /S John F. Jordan, Jr./

    John F. Jordan, Jr.
    President
    Vanderbilt Gold Corporation
    March 30, 1995